Exhibit 99.1
For Immediate Release

Hudson Global Reports 2019 Third Quarter Results

OLD GREENWICH, CT - November 1, 2019 - Hudson Global, Inc. (Nasdaq: HSON), a leading global total talent solutions company, announced today financial results for the third quarter ended September 30, 2019.

2019 Third Quarter Summary

•	Revenue of $25.8 million increased 50.4% from the third quarter of 2018 and 56.8% in constant currency.

•	Gross profit of $11.4 million increased 4.7% from the third quarter of 2018 and 8.6% in constant currency.

•	Net income improved to $0.4 million, or $0.12 per basic and diluted share, from a net loss of $0.9 million, or $0.26 per basic and diluted share, for the third quarter of 2018.

•	Adjusted EBITDA (Non-GAAP measure)* improved to $0.8 million from an adjusted EBITDA loss of $0.3 million in the third quarter of 2018.

•	Share count reduced by 8.3% over the past year.

•	Total cash was $28.9 million at September 30, 2019.

"In the third quarter, we reported positive adjusted EBITDA, cash flow from operations, and net income," said Jeff Eberwein, Chief Executive Officer of Hudson Global. "Additionally, we grew gross profit in constant currency in all three regions."

Mr. Eberwein continued, "In September, Hudson RPO ranked among HRO Today magazine's Bakers Dozen list of top enterprise RPO providers for the tenth consecutive year. This recognition is a tremendous accolade for all team members at Hudson RPO. We are honored that based on client feedback we have consistently ranked as a top global RPO provider."

* The Company provides Non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States ("GAAP"). Adjusted EBITDA and EBITDA are defined in the segment tables at the end of this release and a reconciliation of such Non-GAAP measures to the most directly comparable GAAP measures is included within such segment tables.

Regional Highlights

Asia Pacific

Asia Pacific revenue of $17.4 million increased 97% and gross profit of $5.6 million increased 2% in constant currency in the third quarter of 2019 compared to the same period in 2018. Similar to last quarter, revenue growth in the third quarter of 2019 was driven by a significant contract in Australia signed in the second quarter of 2019 to manage a portion of the contingent workforce for a large Asia-based technology company. Gross profit growth was driven by new client wins as well as higher volumes at existing clients in Australia, partially offset by declines in Hong Kong. EBITDA was $0.8 million in the third quarter of 2019 compared to EBITDA of $0.5 million in the same period one year ago, and adjusted EBITDA was $1.1 million compared to adjusted EBITDA of $0.7 million in the third quarter of 2018.

Americas

In the third quarter of 2019, Americas revenue of $3.5 million decreased 2%, while gross profit of $3.2 million increased 7% in constant currency from the third quarter of 2018. Strong performance at several newly won clients was partially offset by lower volumes at some existing clients. EBITDA was breakeven in the third quarter of 2019 compared to EBITDA of $0.1 million in same period of last year, and adjusted EBITDA was $0.2 million for the third quarter of 2019 compared to adjusted EBITDA of $0.3 million in last year's third quarter.

Europe

Europe revenue in the third quarter of 2019 rose 20% to $4.8 million while gross profit of $2.6 million increased 29% in constant currency from the third quarter of 2018. The UK and Continental Europe both contributed to revenue growth, increasing by $0.3 million and $0.5 million, respectively. EBITDA was $0.2 million in the third quarter of 2019 compared to EBITDA loss of $0.2 million in the same period of 2018, and Adjusted EBITDA was $0.3 million for the third quarter of 2019 compared to breakeven adjusted EBITDA in last year's third quarter.

Liquidity and Capital Resources

The Company ended the third quarter of 2019 with $28.9 million in cash, which included $0.5 million in restricted cash. The Company generated $0.2 million in cash flow from operations during the third quarter, compared to a $0.1 million use of cash flow from operations in the third quarter of 2018.

Share Repurchase Program

Under its $10 million common stock share repurchase program initiated in the third quarter of 2015 through the end of the third quarter of 2019, the Company has purchased 427,131 shares for a total of $8.2 million. The Company continues to view opportunistic share repurchases as an attractive use of capital and expects to continue its aggressive share repurchase strategy going forward.

In addition, the Company completed a tender offer in March 2019 for 246,863 shares of the Company's common stock for an aggregate cost of $3.7 million, excluding fees and expenses relating to the tender offer. The 246,863 shares purchased as part of this tender offer were in addition to the 427,131 shares purchased under the above-referenced common stock repurchase plan.

Corporate Costs

In early 2018, management reviewed the Company's corporate costs on a line-by-line basis and began to right-size these costs to the new business model. The Company believes the run rate for corporate costs in 2019 should be approximately $4 million, excluding non-recurring items. This is about 50% lower than in 2018 including severance costs, or about one-third lower excluding severance costs. This reduction should not impact its operating business.

In the third quarter of 2019, the Company's corporate costs were $0.8 million compared to $1.3 million in the prior year quarter. Corporate costs of $3.2 million for the nine months ended September 30, 2019 excluded $1.0 million of non-recurring expenses. In the first three quarters of 2018, corporate costs of $4.4 million excluded non-recurring expenses of $2.4 million related to severance expense.

Business Outlook

With respect to forward-looking non-GAAP measures, a reconciliation of the non-GAAP measures to the corresponding GAAP measures is not available without unreasonable efforts due to the variability, complexity and low visibility of the non-cash and other items described below that we exclude from the non-GAAP outlook measures. The variability of these items is likely to have a significant impact on our future GAAP financial results.

For 2019, the Company continues to expect growth in revenues and gross profit of at least 10% versus 2018 in constant currency, and adjusted EBITDA before corporate costs should grow at a faster rate. As corporate costs continue to decline in the second half of 2019 and our business continues to grow, the Company expects to generate positive adjusted EBITDA in the second half of 2019 as well as full year 2019.

Conference Call/Webcast

Hudson will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the Company's web site at hudsonrpo.com.

If you wish to join the conference call, please use the dial-in information below:

•	Toll-Fee Dial-In Number: (877) 497-1434

•	International Dial-In Number: (929) 387-3951

•	Conference ID #: 2098893

The archived call will be available on the investor information section of the Company's web site at hudsonrpo.com.

About Hudson Global

Hudson Global, Inc. is a leading global total talent solutions provider operating under the brand name Hudson RPO. We deliver innovative, customized recruitment outsourcing and total talent solutions to organizations worldwide. Through our consultative approach, we develop tailored talent solutions designed to meet our clients’ strategic growth initiatives. As a trusted advisor, we meet our commitments, deliver quality and value, and always aim to exceed expectations.

For more information, please visit us at hudsonrpo.com or contact us at ir@hudsonrpo.com.

Investor Relations:
The Equity Group
Lena Cati
212 836-9611 / lcati@equityny.com

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, Hudson Global’s ability to achieve anticipated benefits from the sales of its recruitment and talent management operations in Europe and Asia Pacific and operate successfully as a company focused on its RPO business; global economic fluctuations; the company’s ability to successfully achieve its strategic initiatives; risks related to fluctuations in the company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time and the impact of any loss of a significant client; competition in the company's markets; the negative cash flows and operating losses that may recur in the future; risks associated with the company's investment strategy; risks related to international operations, including foreign currency fluctuations; the company's dependence on key management personnel; the company's ability to attract and retain highly skilled professionals; the company's ability to collect accounts receivable; the company’s ability to maintain costs at an acceptable level; the company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the company’s business reorganization initiatives and limits on related insurance coverage; the company’s ability to utilize net operating loss carry-forwards; volatility of the company's stock price; the impact of government regulations; restrictions imposed by blocking arrangements; and risks related to potential acquisitions or dispositions of businesses by the company. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$25,762	$17,127	$68,363	$50,357
Direct costs	14,366	6,246	35,912	18,521
Gross profit	11,396	10,881	32,451	31,836
Operating expenses:
Salaries and related	8,857	8,925	27,758	28,586
Other selling, general and administrative	2,022	2,696	6,911	7,905
Depreciation and amortization	23	1	62	3
Total operating expenses	10,902	11,622	34,731	36,494
Operating income (loss)	494	(741)	(2,280)	(4,658)
Non-operating income (expense):
Interest income, net	88	102	526	162
Other expense, net	(87)	(72)	(215)	(184)
Income (loss) from continuing operation before provision for income taxes	495	(711)	(1,969)	(4,680)
Provision for income taxes from continuing operations	149	112	356	393
Income (loss) from continuing operations	346	(823)	(2,325)	(5,073)
Income (loss) from discontinued operations, net of income taxes	18	(47)	(113)	13,560
Net income (loss)	$364	$(870)	$(2,438)	$8,487
Earnings per share:(a)
Basic
Earnings (loss) per share from continuing operations	$0.11	$(0.25)	$(0.74)	$(1.55)
Earnings (loss) per share from discontinued operations	0.01	(0.01)	(0.04)	4.14
Earnings (loss) per share	$0.12	$(0.26)	$(0.77)	$2.59
Diluted
Earnings (loss) per share from continuing operations	$0.11	$(0.25)	$(0.74)	$(1.55)
Earnings (loss) per share from discontinued operations	0.01	(0.01)	(0.04)	4.14
Earnings (loss) per share	$0.12	$(0.26)	$(0.77)	$2.59
Weighted-average shares outstanding:(a)
Basic	3,082	3,310	3,150	3,275
Diluted	3,118	3,310	3,150	3,275

(a) Earnings per share and weighted average shares outstanding for all periods presented reflect the Company's 1-for-10 reverse stock split, which was effective June 10, 2019.

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$28,383	$40,562
Accounts receivable, less allowance for doubtful accounts of $160 and $41, respectively	15,691	9,893
Prepaid and other	1,250	671
Current assets of discontinued operations	—	941
Total current assets	45,324	52,067
Property and equipment, net	189	170
Operating lease right-of-use assets	445	—
Deferred tax assets, non-current	808	583
Restricted cash, non-current	376	352
Other assets, non-current	7	7
Total assets	$47,149	$53,179
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,484	$1,461
Accrued expenses and other current liabilities	8,968	8,984
Operating lease obligations, current	241	—
Current liabilities of discontinued operations	—	115
Total current liabilities	10,693	10,560
Income tax payable, non-current	2,116	1,982
Operating lease obligations, non-current	210	—
Other non-current liabilities	172	150
Total liabilities	13,191	12,692
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 20,000 and 10,000 shares authorized; 3,660 and 3,613 shares issued; 2,939 and 3,190 shares outstanding, respectively (a)	4	4
Additional paid-in capital	485,938	485,127
Accumulated deficit	(437,990)	(435,552)
Accumulated other comprehensive loss, net of applicable tax	(985)	(606)
Treasury stock, 721 and 423 shares, respectively, at cost (a)	(13,009)	(8,486)
Total stockholders’ equity	33,958	40,487
Total liabilities and stockholders' equity	$47,149	$53,179

(a) Common stock and Treasury stock for all periods presented reflect the Company's 1-for-10 reverse stock split, which was effective June 10, 2019.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

For The Three Months Ended September 30, 2019	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$17,436	$3,510	$4,816	$—	$25,762
Gross profit, from external customers	$5,574	$3,205	$2,617	$—	$11,396
Net income					$364
Income from discontinued operations, net of income taxes					18
Income from continuing operations					346
Provision from income taxes					149
Interest income, net					(88)
Depreciation and amortization					23
EBITDA (loss) (1)	$821	$3	$178	$(572)	430
Non-operating expense (income), including corporate administration charges	267	161	144	(485)	87
Stock-based compensation expense	22	(3)	(9)	192	202
Non-recurring severance and professional fees	—	—	—	37	37
Adjusted EBITDA (loss) (1)	$1,110	$161	$313	$(828)	$756

For The Three Months Ended September 30, 2018	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$9,306	$3,590	$4,231	$—	$17,127
Gross profit, from external customers	$5,741	$2,990	$2,150	$—	$10,881
Net loss					$(870)
Loss from discontinued operations, net of income taxes					(47)
Loss from continuing operations					(823)
Provision for income taxes					112
Interest income, net					(102)
Depreciation and amortization					1
EBITDA (loss) (1)	$460	$87	$(226)	$(1,133)	(812)
Non-operating expense (income), including corporate administration charges	248	213	175	(564)	72
Stock-based compensation expense	17	23	12	404	456
Adjusted EBITDA (loss) (1)	$725	$323	$(39)	$(1,293)	$(284)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses, stock-based compensation expense and other non-recurring expenses (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. However, EBITDA and adjusted EBITDA are not measures of financial performance under GAAP and should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

For The Nine Months Ended September 30, 2019	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$43,569	$10,632	$14,162	$—	$68,363
Gross profit, from external customers	$15,584	$9,558	$7,309	$—	$32,451
Net loss					$(2,438)
Loss from discontinued operations, net of income taxes					(113)
Loss from continuing operations					(2,325)
Provision from income taxes					356
Interest income, net					(526)
Depreciation and amortization					62
EBITDA (loss) (1)	$1,135	$17	$(139)	$(3,446)	(2,433)
Non-operating expense (income), including corporate administration charges	810	449	407	(1,451)	215
Stock-based compensation expense	80	20	5	706	811
Non-recurring severance and professional fees	—	—	—	975	975
Adjusted EBITDA (loss) (1)	$2,025	$486	$273	$(3,216)	$(432)

For The Nine Months Ended September 30, 2018	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$27,731	$10,799	$11,827	$—	$50,357
Gross profit, from external customers	$16,423	$9,039	$6,374	$—	$31,836
Net Income					$8,487
Income from discontinued operations, net of income taxes					13,560
Loss from continuing operations					(5,073)
Provision for income taxes					393
Interest income, net					(162)
Depreciation and amortization					3
EBITDA (loss) (1)	$1,511	$303	$(176)	$(6,477)	(4,839)
Non-operating expense (income), including corporate administration charges	670	472	358	(1,316)	184
Stock-based compensation expense	30	66	18	984	1,098
Non-recurring severance and professional fees	—	—	—	2,381	2,381
Adjusted EBITDA (loss) (1)	$2,211	$841	$200	$(4,428)	$(1,176)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses, stock-based compensation expense and other non-recurring expenses (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. However, EBITDA and adjusted EBITDA are not measures of financial performance under GAAP and should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands) (unaudited)

The Company operates on a global basis, with the majority of its gross profit generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The Company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, gross profit, selling, general and administrative expenses ("SG&A"), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The Company’s management reviews and analyzes business results in constant currency and believes these results better represent the Company’s underlying business trends. The Company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended September 30,
	2019	2018
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Asia Pacific	$17,436	$9,306	$(464)	$8,842
Americas	3,510	3,590	(4)	3,586
Europe	4,816	4,231	(226)	4,005
Total	$25,762	$17,127	$(694)	$16,433
Gross profit:
Asia Pacific	$5,574	$5,741	$(266)	$5,475
Americas	3,205	2,990	(3)	2,987
Europe	2,617	2,150	(115)	2,035
Total	$11,396	$10,881	$(384)	$10,497
SG&A:(1)
Asia Pacific	$4,477	$5,032	$(256)	$4,776
Americas	3,052	2,689	(1)	2,688
Europe	2,295	2,202	(118)	2,084
Corporate	1,055	1,698	—	1,698
Total	$10,879	$11,621	$(375)	$11,246
Operating income (loss):
Asia Pacific	$1,075	$708	$(10)	$698
Americas	160	300	—	300
Europe	316	(53)	3	(50)
Corporate	(1,057)	(1,696)	(2)	(1,698)
Total	$494	$(741)	$(9)	$(750)
EBITDA (loss):
Asia Pacific	$821	$460	$1	$461
Americas	3	87	—	87
Europe	178	(226)	12	(214)
Corporate	(572)	(1,133)	—	(1,133)
Total	$430	$(812)	$13	$(799)

(1)	SG&A is a measure that management uses to evaluate the segments’ expenses and includes salaries and related costs and other selling, general and administrative costs.